                         AMERICAN  GENERAL  CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                Effective as of
                                February 1, 1998
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                               TABLE OF CONTENTS
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ARTICLE I.   GENERAL                                                      1
     Section 1.1   Effective Date.......................................  1
     Section 1.2   Defined Terms........................................  1
     Section 1.3   Eligibility..........................................  2

ARTICLE II.  RETIREMENT BENEFITS........................................  2
     Section 2.1   Normal Retirement Benefit............................  2
     Section 2.2   Early Retirement Benefit.............................  2
     Section 2.3   Termination of Employment Prior to Early Retirement
                   Date and Normal Retirement Date......................  3
     Section 2.4   Disability...........................................  3
     Section 2.5   Termination by Reason of Death.......................  3
     Section 2.6   Change in Control Terminations.......................  3
     Section 2.7   Vesting of Retirement Benefit........................  4
     Section 2.8   Time and Form of Payment.............................  5

ARTICLE III. ADMINISTRATION.............................................  6
     Section 3.1   General..............................................  6
     Section 3.2   Administrative Rules.................................  6
     Section 3.3   Duties...............................................  7
     Section 3.4   Fees.................................................  7

ARTICLE IV.  CLAIMS PROCEDURE...........................................  8
     Section 4.1   General..............................................  8
     Section 4.2   Denials..............................................  8
     Section 4.3   Notice...............................................  8
     Section 4.4   Appeals Procedure....................................  8
     Section 4.5   Review...............................................  8
     Section 4.6   Arbitration..........................................  9

ARTICLE V.   MISCELLANEOUS PROVISIONS................................... 10
     Section 5.1   Amendment and Termination............................ 10
     Section 5.2   No Assignment........................................ 10
     Section 5.3   Successors and Assigns............................... 11
     Section 5.4   Governing Law........................................ 11
     Section 5.5   No Guarantee of Employment........................... 11
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     Section 5.6   Severability........................................  11
     Section 5.7   Notification of Addresses...........................  11
     Section 5.8   Bonding.............................................  11
     Section 5.9   Taxes...............................................  11
     Section 5.10  No Funding..........................................  12

ARTICLE VI.  DEFINITIONS AND USAGE.....................................  12
     Section 6.1   Definitions.........................................  12
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                                      -ii-

                          AMERICAN GENERAL CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE
                                    --------

     WHEREAS, American General Corporation, a Texas corporation (the "Company"), has established (and may establish in the future) one or more qualified retirement plans to provide defined benefit retirement benefits to the employees of the Company and its subsidiaries (the "Group") under such plan or plans; and

     WHEREAS, the Company recognizes the unique qualifications of certain key management or highly compensated employees and the valuable services they provide, and desires to provide such employees with an appropriate level of retirement income payable from the Company by supplement ing, through an unfunded, nonqualified plan, such defined benefit retirement benefits; and

     WHEREAS, the Company has determined that the implementation of such a plan will best serve its interest in attracting and retaining key employees for the Group;

     NOW, THEREFORE, the Company hereby establishes the American General Corporation Supplemental Executive Retirement Plan as hereinafter provided:



                                  ARTICLE I.

                                   GENERAL


        Section 1.1 Effective Date. This Plan shall be effective as of February 1, 1998 (the "Effective Date").

        Section 1.2 Defined Terms. The definitions of capitalized terms used in this Plan (if not provided where a capitalized term initially appears) are provided in the last Article hereof.

        Section 1.3 Eligibility. Each employee designated to participate in the Plan in a written statement by the Chief Executive Officer of the Company (with notification to the Personnel Committee) shall automatically become a participant (an "Executive") as of the date designated in such resolution or statement. The name of each Executive, the date the Executive was first employed by the Company, and the date of the Executive's initial participation hereunder shall be listed on Schedule A attached hereto, which shall be kept current and amended from time to time.


                                  ARTICLE II.
                              RETIREMENT BENEFITS

        Section 2.1 Normal Retirement Benefit. If an Executive retires on or after the Executive's Normal Retirement Date, the Retirement Benefit shall be an annual retirement benefit payable to the Executive for the Executive's lifetime, with a ten-year term certain (the "Normal Retirement Benefit"), in an annual amount equal to (X) minus (Y), calculated as follows:

        (A)  The amount of (X) equals (a) multiplied by (b):

          (a) sixty percent (60.0%) of the Executive's Final Average Compensation; and

          (b) the fraction equal to the Executive's Years of Service (not in excess of thirty (30) years) divided by thirty (30); and

        (B)  The amount of (Y) equals (e) plus (f) plus (g):

          (e) the Social Security Benefit;

          (f) the Qualified Plan Benefit; and

          (g) the Restoration Plan Benefit.

       Section 2.2 Early Retirement Benefit. If an Executive retires on or after the Executive's Early Retirement Date (but before the Executive's Normal Retirement Date), the Retirement Benefit shall be the annual Retirement Benefit computed under Section 2.1, reduced by five percent (5%) per year for each complete year between such commencement and the Executive's Normal Retirement Date; the reduction per year shall be pro-rated for incomplete years.

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        Section 2.3 Termination of Employment Prior to Early Retirement Date and
Normal Retirement Date. If an Executive incurs a termination of employment with the Company after satisfying the vesting requirement under Section 2.7, but before attaining either an Early Retirement Date or a Normal Retirement Date, the Executive shall receive a Retirement Benefit determined under Section 2.1, but, unless such termination is described in Section 2.6 hereof, such benefit shall be calculated by using the Executive's actual Years of Service and Final Average Compensation at the time of the Executive's termination and the actual Social Security Benefit that the Executive is entitled to receive at the Executive's Normal Retirement Date. Unless such termination is described in
Section 2.6 hereof, payment of such benefit shall commence after, but not more than sixty (60) days after, the Executive's Normal Retirement Date.

        Section 2.4 Disability. If an Executive is receiving either short-term or long-term disability benefits under any Company plan, then, during the period of payment of such disability benefits, the Executive shall be treated as employed for all purposes of the Plan, including, without limitation, attainment of the age, service and vesting requirements under the Plan. The parties hereto agree that such disability benefits will cease and the Executive will no longer be considered employed by the Company on the date on which the Executive attains the Executive's Normal Retirement Age. Payment of the Executive's Retirement Benefit shall commence after, but not more than sixty (60) days after, the Executive's Normal Retirement Date.

        Section 2.5 Termination by Reason of Death. If an Executive dies (i) while in the employment of the Company, (ii) after the attainment of age fifty-five (55), (iii) having been credited with ten (10) Years of Service, and (iv) prior to the commencement of the payment of the Retirement Benefit hereunder, the Executive's surviving spouse, if any, shall receive for the lifetime of such spouse an annual benefit equal to the fifty percent (50%) survivor annuity the Executive 's spouse would have received had the Executive retired on the day before the Executive's death, deeming the Executive, for purposes of this
Section 2.5 only, to have elected a joint and survivor annuity payable immediately at a reduced amount with a fifty percent (50%) survivor annuity. The payment of the spouse's benefit shall commence not later than sixty (60) days after the Executive's death.

        Section 2.6 Change in Control Terminations. Notwithstanding any other provision of this Plan, if an Executive has a Change in Control Severance Agreement with the Company (as it may be amended from time to time, the "Executive's Severance Agreement") in effect immediately prior to the occurrence of a Change in

Control (as defined therein), then, upon any termination of an Executive's employment which occurs upon the Change in Control or within the three-year period immediately following the Change in Control (or is deemed to occur within such period pursuant to the Executive's Severance Agreement), which termination is by the Company without Cause or by the Executive with Good Reason (as such terms are defined in the Executive's Severance Agreement), the Company shall pay the Executive within the five (5) business days immediately following such termination a lump sum amount, in cash, equal to the actuarial equivalent of the Normal Retirement Benefit which the Executive would have accrued, if the Executive had accumulated (after the Executive's termination of employment) thirty-six (36) additional months of service and age credit (but in no event shall the Executive be deemed to have accumulated additional service and age credit after the Executive's sixty-fifth birthday). For purposes of this Section 2.6, an "actuarial equivalent" shall be determined using the same assumptions utilized under the American General Retirement Plan (or any successor plan thereto) immediately prior to the Executive's termination of employment, or, if earlier and more favorable to the Executive, immediately prior to the Change in Control. The Retirement Benefit so calculated shall be based on a projected Social Security Benefit that is determined under the provisions of the Social Security Act as in effect on the date of such termination, using the estimated "primary insurance amount" the Executive would be entitled to under such Act at the Executive's Normal Retirement Date, assuming (i) the amount of income the Executive is receiving on the date such termination becomes effective which would be treated as wages for purposes of such Act would remain constant through the Executive's Normal Retirement Date, and (ii) an annual cost-of-living adjustment equal to four percent (4%).

        Section 2.7 Vesting of Retirement Benefit. An Executive shall have a vested right to the Executive's Retirement Benefit upon the occurrence of any of the following while the Executive is employed by the Company:

              (i)   the Executive's completion of ten (10) Years of Service;

              (ii)  the attainment of the Executive's Normal Retirement
                    Age;

              (iii) the occurrence of a Change in Control at any time.

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        Section 2.8 Time and Form of Payment.

          (A) Time of Payment. Except where specifically otherwise provided herein, the payment of any Retirement Benefit to which an Executive has become entitled shall commence after, but no more than sixty (60) days after, the Executive's date of retirement. The Executive shall give the Company reasonable advance notice in writing of the Executive's intention to retire (which shall be given at least one month before the Executive's intended retirement date).

          (B) Normal Form of Payment. A life annuity with a ten-year term certain is the normal form of payment of the Retirement Benefit for each Executive and any actuarial equivalents to be calculated pursuant to this Plan will be based on the normal form of payment. If an Executive dies after payment of the Retirement Benefit in the normal form has commenced, payments shall continue for the remainder of the ten-year term certain to the beneficiary or beneficiaries designated by the Executive by written instruction delivered to the Administrator during the Executive's lifetime. The Executive may designate one or more primary and contingent beneficiaries to receive the remaining payments of the Retirement Benefit, and may designate the proportions in which such beneficiaries are to receive such payments. The Executive may change such designations from time to time, and the last written designation filed with the Administrator prior to the Executive's death shall control. If the Executive fails to specifically designate a beneficiary, or if no designated beneficiary survives the Executive, payment shall be made by the Administrator in the following order of priority:

              (i)   to the Executive's surviving spouse, or, if none,

              (ii)  to the Executive's children, or, if none,

              (iii) to the Executive's estate.

          (C) Election of Alternative Forms of Payment. Subject to Section 2.6 hereof, an Executive can elect that the Executive's Retirement Benefit be paid in any of the following forms by an irrevocable election in writing which is delivered to the Company within sixty (60) days after the Executive commences participation in the Plan, or, with the permission of the Committee, by an irrevocable election in writing which is delivered to the Company at any time before the Executive's retirement becomes effective:

              (i) a joint and survivor annuity payable at a reduced amount for the life of the Executive with a survivor annuity for the life of the Executive's surviving spouse which shall be one hundred percent (100%) of the annuity payable during the joint lives of the Executive and the surviving spouse;

              (ii) a joint and survivor annuity payable at a reduced amount for the life of the Executive with a survivor annuity for the life of the Executive's surviving spouse which shall be seventy-five percent (75%) of the annuity payable during the joint lives of the Executive and the surviving spouse;

              (iii) a joint and survivor annuity payable at a reduced amount for the life of the Executive with a survivor annuity for the life of the Executive's surviving spouse which shall be fifty percent (50%) of the annuity payable during the joint lives of the Executive and the surviving spouse; or

              (iv) a lump-sum payment of the actuarial present value of the normal form of payment of the Retirement Benefit.

In calculating an alternative form of payment for the Retirement Benefit, the Administrator shall use the same assumptions utilized under the American General Retirement Plan (or any successor plan thereto) immediately prior to the Executive's termination of employment, or, if a Change in Control shall have occurred prior to the Executive's termination of employment, the assumptions so utilized immediately prior to the Change in Control, if more favorable to the Executive.

                                 ARTICLE III.
                                ADMINISTRATION

        Section 3.1 General. The Administrator shall be responsible for administration of the Plan.

        Section 3.2 Administrative Rules. The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

        Section 3.3 Duties. The Administrator shall have the following rights, powers and duties:

     (A) The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Company and upon any person affected by such decision, subject to the claims procedure hereinafter set forth.

     (B) The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to determine eligibility for a Retirement Benefit and the appropriate amount of any Retirement Benefit, to decide any question which may arise regarding the rights of an Executive hereunder and to exercise such powers as the Administrator may deem necessary for the administration of the Plan.

     (C) The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to each Executive and the Executive's rights and duties under the Plan. The Administrator shall maintain a bookkeeping account with respect to payment of any Retirement Benefit.

     (D) Notwithstanding any other provision of this Plan, upon and after the occurrence of a Change in Control and within the six-month period immediately preceding a Change in Control, the Administrator's authority and powers shall not be used to interpret or construe the provisions hereof in any way (or to take any other action) which would adversely affect any vested right given an Executive by this Plan or any right given an Executive by this Plan which would become vested upon a Change in Control.

        Section 3.4 Fees. No fee or compensation shall be paid to any person for services as the Administrator.

                                  ARTICLE IV.
                               CLAIMS PROCEDURE

        Section 4.1 General. Any claim for a Retirement Benefit under the Plan shall be filed by an Executive or beneficiary (either of which is referred to in this Article as the "claimant") in the manner prescribed by the Administrator.

        Section 4.2 Denials. If a claim for a Retirement Benefit under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator.

        Section 4.3 Notice. Any claimant who is denied a claim for Retirement Benefits shall be furnished written notice setting forth:

          (i)   the specific reason or reasons for the denial;

          (ii) specific reference to the pertinent provision of the Plan upon which the denial is based;

          (iii) a description of any additional material or information necessary of the claimant to perfect the claim; and

          (iv)  an explanation of the claims review procedure under the Plan.

        Section 4.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

          (i) request a review by written application to the Committee, no later than sixty (60) days after receipt by the claimant of written notification of denial of a claim;

          (ii)   review pertinent documents; and

          (iii)  submit issues and comments in writing.

        Section 4.5 Review. A decision on review of a denied claim shall be made by the Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one-hundred-and-twenty (120) days after receipt of a request for a review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific references(s) to the pertinent provisions of the Plan on which the decision is based.

        Section 4.6 Arbitration. Any further dispute or controversy arising under or in connection with this Plan which is not resolved by agreement pursuant to Sections 4.1 through 4.5 hereof shall be resolved by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association. The arbitration proceeding shall be conducted in Houston, Texas. This agreement to arbitrate shall be enforceable in either federal or state court.

        The enforcement of this arbitration provision and all procedural aspects of this arbitration provision, including but not limited to, the construction and interpretation of this arbitration provision, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act and shall be decided by the arbitrators. In deciding the substance of any such claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law); provided, however, the arbitrators shall have no authority to award treble, exemplary, or punitive damages under any circumstances regardless of whether such damages may be available under Texas law.

        The arbitration may be initiated by the Executive or the Company by providing to the other a written notice of arbitration specifying the claims. Within thirty (30) days of the notice of initiation of the arbitration procedure, (1) the Executive shall denominate one arbitrator and (2) the Company shall denominate one arbitrator. The two arbitrators shall select a third arbitrator failing agreement on which within sixty (60) days of the original notice, either the Executive or the Company shall apply to the Senior Active United States District Judge for the Southern District of Texas, who shall appoint a third arbitrator. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present minimal relationships with the party that appointed such arbitrator. Evident partiality on the

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part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.

        The three arbitrators shall by majority vote resolve all disputes between the parties. There shall be no transcript of the hearing before the arbitrators. The arbitrators' decision shall be in writing, but shall be as brief as possible. The arbitrators shall not assign the reasons for their decision. The arbitrators shall certify in their award that they have faithfully applied the terms and conditions of this Agreement and that no part of their award includes any amount for exemplary or punitive damages. All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, e.g., the arbitrators' award shall not be released to the press or published in any of the various arbitration reporters. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction.


                                  ARTICLE V.
                            MISCELLANEOUS PROVISIONS

        Section 5.1 Amendment and Termination. This Plan may be modified, amended or terminated by the Board at any time, provided, however, that no such modification, amendment or termination shall impair the vested rights of any Executive participating in the Plan without the written consent of such Executive and during the six-month period immediately preceding a Change in Control, no such modification, amendment or termination shall impair the rights of any Executive participating in the Plan which would become vested upon the occurrence of a Change in Control without the written consent of such Executive.

        Section 5.2 No Assignment. An Executive shall not have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder of any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

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        Section 5.3 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of each Company, its successors and assigns, and each Executive, and such Executive's beneficiaries, heirs and legal representatives.

        Section 5.4 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Texas to the extent not preempted by the provisions of ERISA.

        Section 5.5 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give an Executive the right to be retained in the employ of an Company or any equity or other interest in the assets, business or affairs of an Company.

        Section 5.6 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

        Section 5.7 Notification of Addresses. Each Executive and each beneficiary shall file with the Administrator, from time to time, in writing, the post office address of the Executive, the post office address of each beneficiary, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Executive or beneficiary as shown on the Company's records) shall be binding on the Executive and each beneficiary for all purposes of the Plan and neither the Administrator nor the Company shall be obliged to search for or ascertain the whereabouts of any Executive or beneficiary.

        Section 5.8 Bonding. The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as may otherwise be required by ERISA.

        Section 5.9 Taxes. The Company shall have the right to withhold from any cash or other amounts due or to become due from the Company to an Executive (including by reducing the amount of any Retirement Benefit payable in the future) the amount of any federal, state and local taxes required to be withheld or otherwise deducted and paid by the Company with respect to the vesting or payment of any Retirement Benefit hereunder.

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      Section 5.10  No Funding.  There shall be no funding of the benefit amounts to be paid pursuant to this Plan. The Plan shall not confer upon an Executive (or beneficiary or any other person) any security interest or any other right, title or interest of any kind in or to any property of the Company. The Plan shall constitute merely the unsecured promise of the Company to make the benefit payments provided for herein. Notwithstanding the foregoing provisions of this Section 5.10, the Company, in its discretion, may establish a trust to pay the benefit amounts hereunder, which trust shall be subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency. If such a trust is established, the Company shall remain responsible for the payment of any benefit amounts provided hereunder which are not paid in accordance with the provisions hereof by such trust.

                                  ARTICLE VI.
                             DEFINITIONS AND USAGE

        Section 6.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below, unless the context plainly requires a different meaning:

     "Administrator" means the Company, acting through the Personnel Committee of the Board, or other person or persons designated by the Personnel Committee.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Board" means the Board of Directors of the Company.

     "Change in Control" means a change in the control of the Company, which shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                 (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause
          (i) of paragraph (III) below; or

                 (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on February 1, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on February 1, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

                 (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation (or a share exchange between shareholders of the Company or any direct or indirect subsidiary of the Company and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation Act), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or

               (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular Code section shall include any provision which modifies, replaces or supersedes it.

     "Committee" shall mean the Personnel Committee of the Board until six months prior to the occurrence of a Change in Control and thereafter shall mean
(i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Personnel Committee of the Board, plus (ii) in the event that fewer than three individuals are available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause
(ii)); provided, however, that the maximum number of individuals constituting the Committee shall not exceed five.

     "Company" means American General Corporation, a Texas corporation, and, except in determining under the definition of Change in Control herein whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Plan by operation of law, or otherwise.

     "Early Retirement Date" means the first date on which an Executive (i) has completed ten (10) Years of Service and (ii) has attained the age of fifty-five
(55).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a particular ERISA section shall include any provision which modifies, replaces, or supersedes it.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Executive" means an employee who is designated to participate in the Plan pursuant to Section 1.3 hereof.

     "Final Average Compensation" means the following sum divided by three (3): the sum of the base salary received by an Executive from the Group during, and the incentive payments received by the Executive pursuant to any annual bonus, annual incentive compensation or similar annual plan maintained by the Group (which does not include any payments or awards under any long-term incentive plan maintained by the Group) with respect to, the three (3) calendar years (whether or not consecutive) ending within the last sixty (60) months of the Executive's employment with the Group which produce the highest total of such base salary and incentive payments (for purposes of this sentence, any amount of such base salary or incentive payment which is deferred by the Executive shall be included in the calculation of amounts received). Notwithstanding the immediately preceding sentence, if the Executive shall have been employed by the Group for fewer than three calendar years, the Executive's Final Average Compensation shall be determined by adding the Executive's "Final Salary" and "Final Bonus" calculated as follows: Final Salary equals (i) the average base salary received during the Executive's calendar years of such employment divided by the number of those years, or (ii) if the Executive has been employed by the Group for less than one calendar year, the Executive's annual base salary at the date of the Executive's termination of employment; and Final Bonus equals (i) the average annual bonus received by the Executive with respect to the Executive's calendar years of such employment divided by the number of those years, or (ii) if the Executive has been so recently hired by the Group that the Executive has not earned any annual bonus which can be used to calculate a Final Bonus pursuant to the foregoing provision, the Executive shall be deemed to have earned a Final Bonus determined by multiplying the Executive's Final Salary by a fraction, the numerator of which is the total of the annual bonuses paid to all Executives with respect to the most recent calendar year ending immediately prior to the

Executive's date of termination and the denominator of which is the total of the base salaries paid to all Executives during such calendar year. Notwithstanding the immediately preceding two sentences, if the Executive's termination of employment is described in Section 2.6 hereof and the Executive receives (pursuant to any employment or severance agreement between the Executive and the Company or an Affiliate, and in lieu of any further salary or bonus payments) a lump sum amount (the "Severance Amount"), Final Average Compensation shall mean the Severance Amount divided by three (3).

     "Normal Retirement Age" means age sixty-two (62).

     "Normal Retirement Date" means the date on which the Executive attains the Executive's Normal Retirement Age.

     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     "Plan" means the American General Corporation Supplemental Executive Retirement Plan.

     "Qualified Plan" means the American General Retirement Plan, together with any other defined benefit retirement plan intended to be qualified under Section 401(a) of the Code which is adopted and maintained by the Company and under which an Executive is entitled to a retirement benefit at the date of the Executive's retirement or other termination of employment.

     "Qualified Plan Benefit" means the aggregate annual retirement benefit to which an Executive (at the date of the Executive's retirement or other termination of employment) is entitled under the plan or plans which comprise the Qualified Plan (expressed in the form of a single life annuity with a ten-year term certain commencing payment on the date payment of the Retirement Benefit hereunder commences).

     "Restoration Plan Benefit" means the annual retirement benefit to which an Executive (at the date of the Executive's retirement or other termination of employment) is entitled under the American General Corporation Restoration of Retirement Income Plan (expressed in the form of a single life annuity with a ten-year term certain commencing payment on the date payment of the Retirement Benefit hereunder commences).

     "Retirement Benefit" means the benefit payable under this Plan, as determined under Article II.

     "Social Security Benefit" means one-half of the annual benefit payable under the Social Security Act, relating to Old-Age and Disability benefits, as of an Executive's Normal Retirement Date, or upon actual retirement, if later.

     "Years of Service" means the total number of years (measured in full and partial years, in increments of one-twelfth years) of active employment with the Company during which substantial services were rendered as an employee, commencing on the date an Executive was first employed by the Company and ending on the date the Executive ceases to perform services for the Company (including employment before the Executive commenced to participate in the Plan), but in no event shall more than thirty (30) years be credited to any Executive regardless of the Executive's actual period of service with the Company.

                                   SCHEDULE A

EXECUTIVES WHOSE PARTICIPATION IN THE PLAN
BEGAN ON THE PLAN'S EFFECTIVE DATE, FEBRUARY 1,1998:


           NAME:                  DATE FIRST EMPLOYED:
----------------------------      --------------------

 1   ATNIP, MICHAEL G.                  02/03/75
 2   BERG, MARK S.                      04/21/97
 3   BICKLER, JAMES                     03/22/90
 4   BUCKLEY, MICHAEL J.                08/12/96
 5   DIETZ, DAVID J.                    09/15/97
 6   FRAVEL, DAVID A.                   11/18/96
 7   GEISSINGER, FREDERICK W.           02/02/94
 8   GRAF, JOHN A.                      11/02/87
 9   HENDRIX, BEN D.                    03/25/69
10   HOLLAR, RICHARD                    05/21/90
11   JACOBS, SUSAN A.                   08/11/86
12   KEELER, WILLIAM M.                 05/09/94
13   KELLEY, JOE                        05/02/94
14   LUTHER, BILLY B.                   05/30/60
15   MARTIN, RODNEY O.                  11/27/95
16   MASTERSON, ELLEN H.                08/18/97
17   MRLIK, ROBERT D.                   03/06/89
18   POLKINGHORN, PHILIP K.             12/09/96
19   RASMUSSEN, NICHOLAS R.             07/15/74
20   REDDICK, GARY D.                   09/22/86
21   RODBY, CRAIG R.                    02/15/97
22   SANTILLO, CARL J.                  08/26/96
23   SCOTT, RICHARD W.                  02/10/94
24   SIMPSON, WILLIAM A.                04/16/90
25   TUCKER, JULIA S.                   06/04/84
26   TUTERS, PETER V.                   11/09/92
27   WEST, THOMAS L.                    04/15/94